Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Eliem Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share, Eliem Therapeutics, Inc. 2021 Equity Incentive Plan	Other(2)	1,384,972	$2.82(3)	$3,905,621	$0.00014760	$576

Equity	Common Stock, par value $0.0001 per share, Eliem Therapeutics, Inc. 2021 Employee Stock Purchase Plan	Other(4)	276,994	$2.39(5)	$662,016	$0.00014760	$98

Total Offering Amounts					$4,567,637		$674

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$674

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable.

(2)

Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s common stock outstanding on December 31, 2023, which annual increase is provided by the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”).

(3)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 22, 2024.

(4)

Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant’s common stock outstanding on December 31, 2023, which annual increase is provided by the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

(5)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 22, 2024, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.